PRESS RELEASE
FOR IMMEDIATE RELEASE

08-08
Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS FIRST QUARTER RESULTS
GAAP Diluted EPS of $0.14
Cash Diluted EPS of $0.18
HOUSTON — May 7, 2008 — Quanta Services, Inc. (NYSE:PWR) today announced results for the three months ended March 31, 2008. On August 30, 2007, Quanta completed the acquisition of InfraSource Services, Inc. (InfraSource) through an all-stock merger. Therefore, these results include InfraSource for the first quarter of 2008 and are compared to Quanta’s pre-merger historical results for the first quarter of 2007.
     Revenues in the first quarter of 2008 were $844.4 million, and income from continuing operations was $24.3 million or $0.14 per diluted share. For the first quarter of 2008, cash earnings per diluted share from continuing operations (a non-GAAP measure) were $0.18. Revenues in the first quarter of 2007 were $569.0 million, and income from continuing operations was $30.9 million. The first quarter 2007 results include the effect of $15.3 million in tax benefits primarily associated with the settlement of a multi-year audit by the Internal Revenue Service. For the first quarter of 2007, earnings per diluted share from continuing operations were $0.23, which includes $0.11 per diluted share from the tax benefits described above. For the first quarter of 2007, cash earnings per diluted share from continuing operations, adjusted to exclude the tax benefits described above (a non-GAAP measure), were $0.14. Cash earnings per diluted share from continuing operations are before amortization of intangible assets and non-cash compensation expense, both net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “The first quarter of 2008 has set the stage for another outstanding year for Quanta. Internal revenue growth was approximately 15 percent over the first quarter of 2007 including InfraSource and excluding emergency restoration revenues from both periods. In addition, gross margins improved and backlog continues to grow,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Our results in the first quarter were minimally affected by macroeconomic issues and declining housing starts. We are focused on maintaining our leading market position and financial strength by leveraging the diversity of our service portfolio, geographic reach and customer base as well as our competitive advantages in the industries we serve.”
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Recent Highlights
•	Secured Contracts to Support Renewable Power Generation — In recent months, Quanta expanded its renewable energy services portfolio with the addition of several contracts and the initiation of work under existing contracts related to the installation of wind and solar energy systems. Under these contracts, Quanta will perform a variety of renewable energy installation services in Colorado, Illinois, Minnesota and Oregon.

•	Expanded Telecom Services in Southwest Region — Through the acquisition of Arizona-based Pauley Construction Inc. on April 25, 2008, Quanta has expanded its telecommunications and cable capabilities in the Southwest Region. Pauley Construction provides design, project management and fiber and cable installation and repair services to telecommunications companies throughout the region.
OUTLOOK
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the second quarter of 2008 to range from $880 million to $910 million, with earnings per diluted share of approximately $0.17 to $0.19. Quanta expects cash earnings per diluted share for the second quarter of 2008 to range from $0.22 to $0.24. Amortization of intangible assets and non-cash stock compensation expenses are forecasted to be approximately $13.6 million for the second quarter of 2008.
     Quanta Services has scheduled a conference call for May 7, 2008, at 9:30 a.m. Eastern Time. To participate in the call, dial (303) 262-2191 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site. A replay will also be available through May 21, 2008, and may be accessed by calling (303) 590-3000 and using the pass code 11113666. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
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     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta provides dark fiber construction and leasing in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, statements relating to the business plans or financial condition of utilities and our other customers, and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; adverse changes in economic conditions and trends in relevant markets; the failure to realize expected synergies and benefits from the merger and other potential adverse impacts on Quanta’s business or its financial results as a result of the merger with InfraSource Services, Inc., including unexpected costs or liabilities; delays or cancellations of existing projects and our ability to compete for new projects; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful performance and completion of contracts; the ability to generate internal growth; the ability to effectively compete for market share; potential failure of the Energy Policy Act of 2005 to result in increased spending on the electrical power transmission infrastructure; the ability to attract skilled labor and retention of key personnel and qualified employees; potential shortage of skilled employees; growth outpacing infrastructure; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill impairments; estimates and assumptions in determining financial results; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; potential liabilities relating to occupational health and safety matters; risks associated with Quanta’s dark fiber leasing business, including regulatory changes and the potential inability to realize a return on capital investments; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to realize backlog; the inability of customers to pay for services; beliefs and assumptions about the collectibles of receivables; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the cost of borrowing, availability of credit, debt covenant compliance and other fac tors affecting financing activities; the potential conversion of outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2007 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three Months Ended March 31, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2008	2007

Revenues	$844,442	$568,959
Cost of services (including depreciation)	720,565	491,387

Gross profit	123,877	77,572
Selling, general & administrative expenses	70,716	48,955
Amortization of intangible assets	10,590	772

Operating income	42,571	27,845
Interest expense	(5,200)	(5,552)
Interest income	3,995	4,298
Other income (expense), net	204	29

Income from continuing operations before income tax provision	41,570	26,620
Provision (benefit) for taxes	17,318	(4,247)

Income from continuing operations	24,252	30,867
Income from discontinued operation	—	337

Net income	$24,252	$31,204

Basic earnings per share:
Income from continuing operations	$0.14	$0.26
Income from discontinued operation	—	—

Net income	$0.14	$0.26

Weighted average basic shares outstanding	170,050	118,030

Diluted earnings per share:
Income from continuing operations	$0.14	$0.23
Income from discontinued operation	—	—

Net income	$0.14	$0.23

Weighted average diluted shares outstanding	195,020	149,608

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three Months Ended March 31, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Income for basic earnings per share:
From continuing operations	$24,252	$30,867
From discontinued operation	—	337

Net income	$24,252	$31,204

Weighted average shares outstanding for basic earnings per share	170,050	118,030

Basic earnings per share:
From continuing operations	$0.14	$0.26
From discontinued operation	—	—

Net income	$0.14	$0.26

Income for diluted earnings per share:
Income from continuing operations	$24,252	$30,867
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	2,230	3,199

Income from continuing operations for diluted earnings per share	26,482	34,066
Income from discontinued operation	—	337

Net income for diluted earnings per share	$26,482	$34,403

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	170,050	118,030
Effect of dilutive stock options and restricted stock	735	926
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	24,235	30,652

Weighted average shares outstanding for diluted earnings per share	195,020	149,608

Diluted earnings per share:
From continuing operations	$0.14	$0.23
From discontinued operation	—	—

Net income	$0.14	$0.23

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three Months Ended March 31, 2008 and 2007 (In thousands, except per share information) (Unaudited)
Reconciliation of GAAP Earnings per Diluted Share to
Cash Earnings and Adjusted Cash Earnings per Diluted Share

	Three Months Ended
	March 31,
	2008	2007
As reported income from continuing operations	$24,252	$30,867
Adjustments:
Impact of tax contingency releases	—	(15,338	)(a)

Adjusted income from continuing operations	24,252	15,529

Non-cash stock-based compensation, net of tax	2,303	1,128
Amortization of intangible assets, net of tax	6,460	471

Adjusted income from continuing operations for calculation of cash earnings and adjusted cash earnings per diluted share	$33,015	$17,128

From continuing operations:
As reported earnings per diluted share(b)	$0.14	$0.23

As adjusted earnings per diluted share(b)	$0.14	$0.12	(a)

Cash earnings and adjusted cash earnings per diluted share(b)	$0.18	$0.14

(a)	Reflects the elimination of tax benefits primarily associated with the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007.

(b)	As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$372,194	$407,081
Accounts receivable, net	755,516	719,672
Costs and estimated earnings in excess of billings on uncompleted contracts	74,979	72,424
Inventories	24,980	25,920
Prepaid expenses and other current assets	79,468	79,665

Total current assets	1,307,137	1,304,762
PROPERTY AND EQUIPMENT, net	561,168	532,285
OTHER ASSETS, net	32,349	42,992
INTANGIBLE ASSETS, net	142,105	152,695
GOODWILL	1,355,300	1,355,098

Total assets	$3,398,059	$3,387,832

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$270,715	$271,011
Accounts payable and accrued expenses	411,062	420,815
Billings in excess of costs and estimated earnings on uncompleted contracts	58,473	65,603

Total current liabilities	740,250	757,429
CONVERTIBLE SUBORDINATED NOTES	143,750	143,750
DEFERRED INCOME TAXES AND OTHER NON- CURRENT LIABILITIES	304,080	301,510

Total liabilities	1,188,080	1,202,689
STOCKHOLDERS’ EQUITY	2,209,979	2,185,143

Total liabilities and stockholders’ equity	$3,398,059	$3,387,832

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